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                               MARKETING AGREEMENT

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NEDAK Ethanol, LLC                      Distillers Grain Services LLC
87590 Hillcrest Road, PO Box 391        86419 533rd Ave
Atkinson, NE 68713                      Plainview, NE 68769

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This  Marketing  Agreement  (the  "Agreement"),  dated  as of this  22nd  day of
January,   2007,  is  made  by  and  between   Distillers   Grain  Services  LLC
("Distillers")  and NEDAK  Ethanol,  LLC  ("NEDAK").  NEDAK is  constructing  an ethanol  production  facility (the  "Facility")  which will produce modified wet distiller  grains  ("MWDG") as the exclusive and only ethanol  co-product of the plant.  Distillers and NEDAK are  collectively  referred to as the "parties" and individually as a "party" herein.

For good and valuable consideration, the sufficiency is hereby acknowledged, the parties hereby agree as follows:

1.   Marketing  Services:  For the Term (as  defined  below)  of this  Marketing
     Agreement,  Distillers  shall have the  exclusive  right to  purchase  from
     NEDAK,  and shall be  obligated  to  market,  all MWDG  (exclusive  ethanol co-product) produced at the Facility.

2.   Term:  This Marketing  Agreement  shall be effective for an initial term of twenty-four  months  following  three months of start up  operations of the
     Facility and beginning on a date mutually  agreed by NEDAK and  Distillers, but in any case  subject to  complete  construction  of the  Facility.  The
     Agreement  shall  renew for an  additional  twenty-four  months (a "Renewal
     Term")  at the  conclusion  of the  Initial  Term  and  each  Renewal  Term thereafter,  unless either party has given written  notice to the other 120 days prior to the  expiration  date of the Term,  which  shall  include the
     Initial Term and all Renewal Terms.

3.   Title and Collection:  Title and risk of loss to the MWDG shall transfer to
     Distillers  FOB  Facility.   The  weight  for  pricing  purposes  shall  be
     determined when the MWDGs are weighed on NEDAK certified  scales,  or other approved  certified  scales mutually  agreed to by the parties,  and loaded into a truck or other  carrier  for  load  out (the  "Delivery  Location").
     Collection and all risks of non-payment  of accounts  receivables  shall be the sole responsibility of Distillers,  upon transfer of title.  Distillers shall, at its sole  discretion,  establish  policies for credit reviews and credit  limits for  Distillers  present and future  customers.  Upon credit approval,  Distillers  shall  authorize  shipments  of MWDGs  from NEDAK to
     Distillers's customers.

4.   Shipping and Handling:

     a.   The MWDG customer  (e.g.,  a feedyard)  will have the option of taking delivery of the MWDG at the Facility or selecting a commercial freight company of their choice to take  delivery of the MWDGS,  provided that in either  case the title  will  transfer  as set forth in  Section 3.
          Distillers  shall have sole  responsibility  to arrange for sufficient trucks to transport any remaining MWDG production on a

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          daily  basis.  No later  than 12:00 p.m.  each day,  Distillers  shall provide to NEDAK a load out schedule for the next day and the expected load out schedule for the following four (4) days.

     b.   In connection with this Agreement, NEDAK will:

          (i)  Determine the weight of all MWDGs  delivered from the Facility to
               Distillers or its customers using scales at the facility that are inspected  and  certified  as required by  applicable  law and as otherwise required by this Agreement; and

          (ii) Load the MWDGs for shipment into trucks in a timely manner, which shall include supplying  adequate labor and equipment for loading
               MWDG on a  twenty-four  hour  load  out  schedule,  7 days a week including holidays.

5.   Price:  Distillers  agrees to  purchase  from  NEDAK  all MWDGs  (exclusive ethanol co-product) produced at the Facility,  FOB Atkinson, NE. Distillers shall  operate in good  faith and use its best  efforts to procure a market competitive  price for all MWDGs (the "Purchase  Price").  Distillers shall permit NEDAK to audit its books from time to time with reasonable notice to ensure compliance with the intent of this provision and the Agreement.  The
     Purchase  Price  may be  adjusted  by the  mutual  written  consent  of the parties.

     a.   NEDAK  shall  guarantee  moisture  content  of  MWDGs  at 55% (45% dry
          matter)  with  a  tolerance  of  +  or  -  of  1%  points   ("Moisture
          Standards"). NEDAK will take and analyze an origin sample of the MWDGs after it is weighed in accordance with Section 3 of this Agreement and placed in a truck or other carrier for load out (the "Sample").  NEDAK will label such Sample to indicate  the date of load out; the truck or other carrier from which the Sample was taken; and the  order/shipment number. NEDAK will retain such Samples of MWDGs for not less than five
          (5) days and  labeling  information  of such  Samples of MWDGs for not less than thirty  (30) days.  At a minimum,  a  composite  analysis of
          MWDGs shall be sent once a month to Distillers.  It is understood that said  analysis is a composite and may not be indicative of the current analysis.

     b.   Unless  otherwise  agreed between the parties,  Distillers may inspect the  MWDGs  at any  time  after  delivery  by  NEDAK  at the  Delivery
          Location.  If, after  inspection,  Distillers claims that the moisture content  of the  inspected  MWDGs  ("Questioned  MWDGs")  exceeds  the
          Moisture  Standards,  Distillers  will provide NEDAK written notice of same.  At that time,  NEDAK shall  immediately  test the Sample of the
          Questioned  MWDGs ("Tested  Sample").  If the moisture content for the
          Tested Sample  exceeds the Moisture  Standards,  Distillers may reject
          (as set forth in Section 7) the Questions  MWDGs or receive a Discount
          (as  defined  below),  the option of which is subject to  Distillers's sole  discretion.  The  Discount for the  Questioned  MWDGs will be 75 cents per  moisture  point per ton.  The 75 cents per  moisture  point discount is equivalent to  discounting  #2 corn at 4 cents

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          per percent point on moisture basis.  ($.04/56#x2000#/.85x.45=  $.7563 per ton dry basis corn)  Distillers  shall have the right to audit and confirm such records on moisture tests.

6.   MWDGs  Quality:  NEDAK shall  produce  MWDGs  consistent  with the Moisture
     Standards.   NEDAK   shall  also   provide  an   official   feed  tag  with
     specifications  of their MWDGs.  NEDAK shall  represent that all MWDGs sold under this Marketing  Agreement  shall be non-toxic and approved for animal feed  purposes.  NEDAK  will not be a party  to, or have any  liability  or obligation to any customer of or to Distillers  itself under  agreements or contracts entered into by Distillers as a result of MWDGs quality except as provided in this  Section 6.  Distillers  will  indemnify,  defend and hold harmless  NEDAK and its  Affiliates,  employees and agents from and against any and all liabilities, costs and expenses (including, without limitation, attorneys  fees) arising out of,  relating to or resulting from any failure of distiller  grains (DGs) DGs to comply with the  production  standards or degrading  the  quality  of DGs which  results  from  causes or  conditions arising  after  title  passes  to  Distillers,  except to the  extent  such liabilities,  costs  and  expenses  arise out of the  gross  negligence  or intentional misconduct of NEDAK or a breach of this Agreement by NEDAK.

7.   Rejection.  Unless otherwise agreed between the Parties, and in addition to other remedies permitted by law, Distillers may, without obligation to pay, reject either before or after  delivery by NEDAK at the Delivery  Location, any of the MWDGs, which when inspected,  fails in a material way to conform to the Moisture  Standards.  If NEDAK knows or reasonably suspects that any of the MWDGs  produced  at the  Facility  fail to conform  to the  Moisture
     Standards, NEDAK shall promptly notify Distillers so that such MWDGs can be retested  before  entering  interstate  commerce.  If  Distillers  knows or reasonably suspects that any of the MWDGs produced by NEDAK at the Facility fail to conform  to the  Moisture  Standards,  then  Distillers  may obtain independent  laboratory  tests of the  affected  MWDGs.  If such  MWDGs are tested and found to comply with the  Moisture  Standards,  then  Distillers shall pay all testing costs;  and if the MWDGs are found not to comply with the  Moisture  Standards,  NEDAK will pay all  testing  costs.  Any testing obtained by Distillers  shall be performed no later than five (5) days from the delivery of MWDGs to the Delivery Location.

8.   Disposition. When rejection occurs before or after delivery by NEDAK at the
     Delivery Location, at its option, Distillers may:

     (a)  Dispose of the rejected  MWDGs after first offering NEDAK a reasonable opportunity  of  examining  and  taking  possession  thereof,  if  the condition of the MWDGs reasonably appears to Distillers to permit such delay in making disposition.

     (b)  Work with NEDAK to dispose of the rejected DGs in any manner  directed
          by  NEDAK  that  Distillers  can  accomplish   without   violation  of
          applicable laws, regulations or property rights.

     (c)  If  Distillers  has no available  means of disposal of rejected DGs or
          NEDAK  fails to  direct  Distillers  to  dispose  of them as  provided herein,  Distillers  may return the

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          rejected DGS to NEDAK, upon which event Distillers's  obligations with respect to said rejected DGs shall be deemed fulfilled. Title and risk of  loss  shall  pass to  NEDAK  promptly  upon  proper  rejection  by
          Distillers.

     (d)  NEDAK shall reimburse  Distillers for all costs reasonably incurred by
          Distillers  in storing,  transporting,  returning and disposing of the properly  rejected  DGS.  Distillers  shall have no  obligation to pay
          NEDAK for rejected DGS and if not  reimbursed,  may deduct  reasonable costs and expenses to be  reimbursed  by NEDAK from amounts  otherwise owed by Distillers to NEDAK.

9.   Sales:  Distillers  shall have sole  responsibility  of  selling  all MWDGs
     (exclusive  ethanol  co-product)  produced by NEDAK at the Facility.  Sales price shall be determined on the cost of MWDGs FOB Facility as set forth by this Marketing  Agreement  less  marketing fee as agreed upon below.  NEDAK shall not be  responsible  for any costs of  transporting  MWDGs once title passes to Distillers or its customers. Marketing fee referenced above shall be based upon the current  week's  tonnage and shall be as follows:  at $50 per ton or less - a fee of $1.50  per ton;  and over $50 per ton,  a fee of three  percent  (3%)  of  tonnage,  all  based  on a  price  per ton of FOB
     Facility.  The  parties  further  agree  that  the  tonnage  tax,  which is currently .10 per ton, shall be the responsibility of Distillers.

10.  Production:  NEDAK agrees to produce  MWDGs for the length of this Term and any and all subsequent  Terms  renewed.  Any and all  modifications  to the
     NEDAK ethanol plant operations that affect MWDGs production output shall be notified  to  Distillers  in  writing,  the  modifications  and  effect  on production  of MWDGs,  no later than 30 days  prior to such  modifications.
     NEDAK  shall  notify  Distillers  of  any  and  all  intended   substantial
     reductions of MWDGs  production in writing prior to 60 days of such reduced levels  of  production,  which  both  parties  mutually  agree  upon  a  an acceptable level of production.  The Parties further  acknowledge that this
     Agreement  contemplates  the  production of MWDGs.  Nonetheless,  it is the intent of the Parties that the  following  provisions  shall apply if NEDAK desires to produce other  products or new products  derived from DGs or any component  thereof  (including  without  limitation fats,  carbohydrates or protein)  that may be  developed  during the Term of this  Agreement or any subsequent Terms: (A) NEDAK shall provide  Distillers sixty (60) days prior notice of its  intent to produce  any such  product,  in as much  detail as
     NEDAK  may have on such  other or new  product;  (B)  NEDAK  agrees  to use
     Distillers  to market  the other or new  products,  subject  to  Distillers agreeing  to do so; and (C) the  Parties  shall  negotiate  the pricing and terms that are  competitive to the Parties and third parties for such other or new products.

11.  Payment:  Payment of the Purchase Price for MWDGs shall be made as follows.
     For  deliveries  from Monday through  Sunday,  payment shall be made on the following  Friday.  If such Friday is a federal  holiday,  payment shall be made on the next business day.  Distillers  shall remit payment to NEDAK by
     Electric Funds Transfer (EFT). The outbound weight  certificates  generated pursuant  to  Section  3 will  determine  the  quantity  of MWDGs for which
     Distillers  is  obligated  to pay  pursuant to this  Section 11. NEDAK will provide a copy of each such weight  certificate  to  Distillers at the same time that such certificate is produced.

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12.  Plant Shutdowns: As soon as is commercially reasonable,  NEDAK shall notify
     Distillers by verbal and/or  written notice of any  governmental  mandatory shutdowns or planned shutdowns for plant  maintenance.  In such situations,
     Distillers  shall make  arrangements  with its  customers to utilize  MWDGs inventories  and  subsequent  production  to carry  customers  through such shutdowns.  In the event of an  unplanned  shutdown  (plant  breakdown  for whatever  reason) NEDAK shall notify  Distillers  immediately so Distillers can implement  emergency plans with its customers.  NEDAK shall in its best efforts  restore plant  operations as soon as possible.  Distillers  hereby acknowledges  this and agrees  that NEDAK  will not have any  liability  or obligation to any purchaser or to  Distillers  under this  Agreement or any other agreement or contract related to any shutdown.

13.  Representations and Warranties.  The parties make the following warranties, representations or guarantees as described below:

     (a)  Distillers  represents and warrants to NEDAK that  Distillers,  either through its own  management or through lawful  contracts  entered into with third  parties,  currently has and shall  maintain or cause to be maintained  such  licenses,  permits  and/or  authorities  as  may  be required to lawfully engage in the purchase and sale of MWDGs.

     (b)  Distillers  represents  and  warrants  to NEDAK  that:  all  necessary corporate  action has been taken to authorize the execution,  delivery and  performance  of  this  Agreement;  the  execution,  delivery  and performance  of this  Agreement by Distillers  does not, and will not, violate or  constitute a breach of or default  under any  governmental requirement  or any indenture,  contract or other  instrument to which its assets are bound or to which the representing  party's business is subject.

     (c)  NEDAK  represents  and  warrants to  Distillers  that:  all  necessary corporate  action has been taken to authorize the execution,  delivery and  performance  of  this  Agreement;  the  execution,  delivery  and performance of this Agreement by NEDAK does not, and will not, violate
          or  constitute  a  breach  of  or  default   under  any   governmental
          requirement  or any indenture,  contract or other  instrument to which
          NEDAK or its assets are bound or to which NEDAK's business is subject.

     (d)  NEDAK  warrants that the MWDGs  delivered to Distillers  shall be free and clear of liens and encumbrances.

14.  Indemnification.

     a.   Indemnification   By  NEDAK.   NEDAK  agrees  to  indemnify  and  hold
          Distillers  harmless  from any Loss suffered or incurred by Distillers arising out of, or in any way relating to:

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          (a) any  personal  injury  or  property  damage  related  to the  use, possession,  condition  of,  disposal  of,  physical  contact  with or exposure to any products manufactured at the Facility;

          (b) injuries or alleged injuries suffered by NEDAK's employees whether at the Facility or elsewhere and whether or not under the direction of
          Distillers and/or the NEDAK; or

          (c) any violation or alleged violation of any governmental requirement by NEDAK,

unless and to the extent such Loss was  directly  caused by  Distillers's  gross negligence or willful  misconduct and in each case only to the extent Distillers is not  otherwise  compensated  for such Loss by  applicable  insurance  (to the extent actually paid).

     b.   Indemnification By Distillers. Distillers agrees to indemnify and hold
          NEDAK harmless from any Loss suffered or incurred by NEDAK arising out of, or in any way relating to:

          (a) injuries or alleged injuries  suffered by Distillers's  employees, or leased or subcontracted  by Distillers,  whether at the Facility or elsewhere; or

          (b) any violation or alleged violation of any governmental requirement by Distillers,

unless  and to the  extent  such  Loss was  directly  caused  by  NEDAK's  gross negligence  or willful  misconduct  and in each case only to the extent NEDAK is not otherwise  compensated for such Loss by applicable  insurance (to the extent actually paid).

     c.   Mutual  Indemnification.  Each Party shall indemnify,  defend and hold the other Party  harmless  from all  liabilities,  costs and  expenses
          (including,  without  limitation,  attorneys fees) that such Party may suffer, sustain or become subject to as a result any misrepresentation or breach of warranty, covenant or agreement of the indemnifying Party contained  herein or the  indemnifying  Party's  gross  negligence  or willful  misconduct  in  performance  of its  obligations  under  this
          Agreement.

15.  Notices.  All notices required or permitted under this Agreement will be in writing and will be deemed given and made: (i) if by personal delivery,  on the date of such  delivery,  (ii) if by  facsimile,  on the  date  sent (as evidenced by confirmation of transmission by the  transmitting  equipment),
     (iii) if by nationally  recognized  overnight courier, on the next business day  following  deposit,  and (iv) if by  certified  mail,  return  receipt requested,  postage  prepaid,  on the third  business  day  following  such mailing;  in each case  addressed to the address or facsimile  number shown below for such Party,  or such other  address or  facsimile  number as such
     Party may give to the other Party by notice:

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                 If to Distillers:

                 Distillers Grain Services LLC
                 86419 533rd Ave
                 Plainview NE 68769

                 If to NEDAK:
                 87590 Hillcrest Road, PO Box 391
                 Atkinson, NE 68713
                 Attn: Jerome Fagerland

                 with copies to:

                 David L. Bracht, Esq.
                 Blackwell Sanders Peper Martin LLP
                 1620 Dodge Street, Suite 2100
                 Omaha, NE 68102
                 Facsimile: (402) 964-5050

16.  Good  Standing.  NEDAK and  Distillers  each  represent  that it is in good standing with the State of Nebraska.

17.  Severability.  If any provision of this Marketing Agreement shall be waived or held  unenforceable  by a court or  regulatory  authority  of  competent jurisdiction,  the balance of this Marketing Agreement shall remain in full force and effect.

18.  Force Majeure.  The  performance of this Marketing  Agreement is subject to and  contingent  upon  strike,  riots,  civil  disorders,  accidents,  fire regulations,  restrictions  imposed by any governmental agency or court, or any other delay which is beyond the  parties'  direct  control.  Failure by either  party  to  perform  the  obligations  required  by  this  Marketing
     Agreement, because of the reasons in the preceding sentence, shall not void the Marketing Agreement or occasion a claim for damages, provided, however, that if such failure to perform continues for a period of thirty (30) days, either party may terminate the  Marketing  Agreement  upon thirty (30) days prior written notice to the other.

19.  Successors/Assigns.  This  Marketing  Agreement  shall be binding  upon and shall insure to the benefit of the parties thereto and their successors and assigns.  Neither party may assign this  Agreement to another party without the prior  written  consent of the other party,  which consent shall not be unreasonably  withheld.  Notwithstanding  the foregoing,

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     Distillers  hereby consents to any collateral  assignment of this Agreement to NEDAK's lender, as may be required by lender from time to time.

20.  Confidentiality:  The parties  hereto agree not to disclose,  comment on or otherwise make public the terms of this agreement, or any part or provision herein contained. Parties further agree that public disclosure by either of them of this agreement, or any provision herein contained, shall constitute a breach of this  agreement  and the other  party  shall be entitled to all remedies available to it by equity or by law.

21.  Governing  Law.  This  Agreement  shall be  governed  by and  construed  in accordance with the laws of the State of Nebraska, excluding any applicable conflicts-of-law  rule or principle  that might refer the  construction  or interpretation of this Agreement to the laws of another state.

22.  Dispute Resolution. In the event a dispute arises under this Agreement that cannot be resolved by those with  direct  responsibility  for the matter in dispute, such dispute shall be resolved by way of the following process:

     (a) Senior  management from NEDAK and from Distillers shall meet to discuss the basis for the  dispute  and shall  use their  best  efforts  to reach a reasonable resolution to the dispute.

     (b) If such negotiations are unsuccessful,  or to prevent  irreparable harm during  the  pendency  of the  resolution  process,  the  parties  shall be entitled to access the courts to obtain any and all  remedies  available in law or in equity.

23.  Insurance.  During the term of this Agreement,  the Parties shall, at their own expense,  carry in full force and effect those insurance  policies more fully described herein.

     (a) Commercial general liability insurance,  written on "occurrence" policy
     forms,  including  coverage  for  premises/operations,   products/completed
     operations,  property damage,  blanket  contractual  liability and personal injury, with no exclusions for explosion,  collapse and underground perils, and  fire  with  coverage  limits  of,  no less  than  $1,000,000  for each occurrence and in the aggregate.  The commercial  general  liability policy shall also include a severability  of interest clause and a cross liability clause in the  event  more than one  entity  is "named  insured"  under the liability policy.

     (b)  Pollution  liability   insurance,   including  coverage  for  off-site
     clean-up, bodily injury and property damage, written on an occurrence or on a "claims made" form, with limits of no less than $1,000,000.

     (c) Automobile liability insurance, including coverage for owned, non-owned and  hired  automobiles  for both  bodily  injury  and  property  damage in accordance with statutory legal  requirements,  with combined single limits of, no less than  $1,000,000  per accident  with respect to bodily  injury, property  damage or death.  Automobile  insurance  shall  include the Motor
     Carrier Act Endorsement  encompassing Hazardous Materials Cleanup (MCS-90), if applicable.

     (d) Workers  compensation  insurance  to  statutory  limits and  employer's liability with a limit of not less than  $1,000,000 and such other forms of insurance  which is required by law to

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     provide for the project,  providing  statutory  benefits and covering  loss resulting  from injury,  sickness,  disability or death of the employees of the Borrower.

     (e) All such policies may have deductibles of not greater than $25,000. The deductible or waiting period as respects  business  interruption  shall not exceed thirty (30) days.

     (f)  Umbrella or excess  liability  insurance  may be purchased in order to satisfy the limit requirements described in Sections 23(a), 23(c) and, with respect to employer's liability, 23(d).

     (g) The  insured  shall  provide  the  other  Party  with  certificates  of insurance  evidencing  the above  coverages not later than thirty (30) days after the Effective  Date. All policies shall contain a provision that will provide thirty (30) days' prior written notice of  cancellation or material reduction in coverage to the other  Party.  All  policies  shall  include a waiver of subrogation  against the other Party with respect to the policies in this Section 23.

24.  Remedies.

     24.1 Distillers Event of Default.  The following shall constitute events of default on the part of Distillers  (each, a "Distillers  Event of Default")
     under this Agreement:

          (a) Distillers fails on two (2) separate occasions within any 12-month period to purchase MWDG or to market MWDG in accordance with this Agreement under  circumstances  where such  breach or failure is not  excused by this
     Agreement,  including by a Force Majeure condition; provided, however, that any such failure  shall not  constitute a triggering  occurrence  hereunder unless  NEDAK has  provided  Distillers  with  written  notice of each such failure.

          (b) Distillers fails to pay any amount that is due to NEDAK under this
     Agreement  that is not excused by this  Agreement,  and (i) NEDAK  provides written notice to Distillers of such failure and (ii)  Distillers  fails to pay to NEDAK such past-due amount within 10 days of Distillers's receipt of such notice;

          (c) two or more  incidents of willful  misconduct by Distillers in the performance of its  obligations  hereunder occur in any 12-month period and
     NEDAK provides Distillers with written notice of each such incident, or any one  incident of willful  misconduct  by  Distillers  occurs where (i) such willful  misconduct  has a Material  Adverse  Effect on NEDAK or, (ii) such willful  misconduct is done under the direction of or otherwise  sanctioned by Distillers's board of directors or senior management; or

          (d) Distillers  files a voluntary  petition in  bankruptcy,  has filed against it an involuntary  petition in bankruptcy,  makes an assignment for the benefit of  creditors,  has a trustee or receiver  appointed for any or all of its assets,  is insolvent or fails or is generally unable to pay its debts when due, in each case where such petition, appointment or insolvency is not dismissed,  discharged or remedied, as applicable, within sixty (60)
     days.

     24.2 NEDAK Event of  Default.  The  following  shall  constitute  events of default on the part of NEDAK (each, a "NEDAK Event of Default")  under this
     Agreement:

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          (a) NEDAK fails to pay any amount that is due to Distillers under this
     Agreement  that is not  excused  by  this  Agreement,  and  (i)  Distillers provides  written  notice to NEDAK of such  failure and (ii) NEDAK fails to pay to Distillers such past-due amount within 10 days of NEDAK's receipt of such notice;

          (b) two or more  incidents  of  willful  misconduct  by  NEDAK  in the performance of its  obligations  hereunder occur in any 12-month period and
     Distillers provides NEDAK with written notice of each such incident, or any one incident of willful  misconduct  by NEDAK occurs where (i) such willful misconduct  has a  Material  Adverse  Effect on  Distillers,  and (ii) such willful  misconduct is done under the direction of or otherwise  sanctioned by NEDAK's governing body or senior management; or

          (c) NEDAK files a voluntary petition in bankruptcy,  has filed against it an  involuntary  petition in  bankruptcy,  makes an  assignment  for the benefit of creditors, has a trustee or receiver appointed for any or all of its assets,  is insolvent or fails or is generally  unable to pay its debts when due, in each case where such  petition,  appointment  or insolvency is not dismissed,  discharged or remedied,  as  applicable,  within sixty (60)
     days.

     24.3 Remedies and Procedures.

          (a) Remedies for Breach Not  Constituting an Event of Default.  In the
     event that either  Party  breaches or fails to perform  any  commitment  or obligation  contained  herein,  under  circumstances  where such  breach or failure does not constitute a Distillers  Event of Default or a NEDAK Event of Default (each, as the context requires, an "Event of Default"), and such breach or failure is not excused by this  Agreement,  including  by a Force
     Majeure  condition,  the  other  Party  (the  "Non-Defaulting  Party")  may exercise any remedy or right specified in this Agreement in connection with such breach or failure. In addition, and without limiting the foregoing:

               (i) in the event either Party fails to pay any amounts due to the other Party when due,  the  Non-Defaulting  Party shall be entitled to charge and receive interest accrued on the unpaid amount from the date it was due until the date actually paid at a default rate;

               (ii) if a Party  breaches  or fails to  perform  in any  material respect  any  of its  commitments  or  agreements  contained  in  this
          Agreement,  the defaulting Party shall be liable to the Non-Defaulting
          Party for  damages  arising  out of or  resulting  from such breach as provided in this Agreement (subject to the Non-Defaulting Party's duty to mitigate its damages); and

               (iii) if a Party  breaches  or fails to perform  in any  material respect  any  of  its  commitments  or  agreements  contained  in  any
          Principal  Document,  and such  breach or failure  is of a  continuing nature, the Non-Defaulting Party seek injunctive relief.

     24.4 Remedies  for Events of Default.  Upon the  occurrence  of an Event of
          Default  that has not been  waived by the  Non-Defaulting  Party,  the
          Non-Defaulting  Party  shall  have  all of the  following  rights  and remedies in addition to the rights and  remedies  specified in Section
          24.3 above,  which may be  exercised in such order or  combination  as such Non-

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          Defaulting Party may determine:  (i) terminate this Agreement, or (ii)
          pursue any other  remedies  available  at law or in equity;  provided, however,  that such Party shall not be allowed to suspend  performance except as set forth in this Agreement

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IN WITNESS  WHEREOF,  the Parties have caused this  Agreement to be executed the day and year first above written.

Distillers Grain Services LLC                NEDAK

By: /s/ David N. Deitloff                  By:  /s/ Jerome Fagerland
   --------------------------                   -----------------------------
Name: David N. Deitloff                    Name: Jerome Fagerland
Title: Vice President                      Title: President and General Manager

/s/ Jack G. Frahm
-----------------------------
President